UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2014

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Litigation

On June 13, 2014, Banc of California, Inc. (the “Company”) filed a complaint in the United States District Court for the Central District of California against Basswood Capital Management, L.L.C. and certain of its affiliates (“Basswood”) alleging, among other things, that Basswood breached the terms of a confidentiality and non-disclosure agreement entered into between the Company and Basswood, and that Basswood violated Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  The foregoing summary of the complaint does not purport to be complete, and is qualified in its entirety by the text of the complaint, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Compensation Matters

As previously disclosed by the Company in the definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2014 for the Company’s 2014 annual meeting of shareholders (the “2014 Proxy Statement”), in connection with the Company’s ongoing cost savings and efficiency ratio enhancing initiatives, and in an effort to enhance alignment between the Boards of Directors of Banc of California, N.A. (the “Bank”) and the Company (together, the “Boards”) and the Company’s shareholders, the joint Compensation, Nominating and Corporate Governance Committee of the Boards (together, the “Committee”) engaged Pearl Meyer & Partners (“Pearl Meyer”), the Company’s independent compensation consultant, and Province, Inc., an advisory and consulting firm, to evaluate the manner and level of compensation of non-employee directors in light of the changes which have occurred in the Company’s corporate structure, management responsibilities and leadership roles.  Following completion of this study, and based on the report and recommendations of Pearl Meyer, the Committee approved and recommended to the full Boards, and the Boards adopted, the following changes in Board compensation.

●
Non-employee directors of the Company will receive an annual retainer of $110,000 for their service.  The fee will be payable 50% in cash and 50% in equity awards.  The Company’s Lead Independent Director will receive an additional annual retainer of $25,000 payable in equity awards for his service in that role. Non-employee directors of the Company who serve on the Audit Committee will receive additional compensation in the form of an annual retainer of $10,000, payable in equity awards, and non-employee directors of the Company serving as a chairman of committees other than the Audit Committee will receive additional compensation in the amount of $10,000, payable in equity awards.

●
Service as a non-employee director of the Bank will be compensated with an annual retainer of $110,000, payable 50% in cash and 50% in equity awards.  The Bank’s Lead Independent Director will receive an additional annual retainer of $25,000 payable in cash for his service in that role. Non-employee directors of the Bank who serve on the Audit Committee will receive additional compensation in the form of an annual retainer of $10,000, payable in cash, and non-employee directors of the Company serving as a chairman of committees other than the Audit Committee will receive additional compensation in the amount of $10,000, payable in cash.

●
Service as a non-employee member of the Board of Managers of The Palisades Group LLC will be compensated with an annual retainer of $25,000, payable in cash, with the Lead Independent Director receiving additional compensation in the amount of $25,000 payable in equity awards.

●	Equity awards will be granted effective as of July 1, 2014 and vest over a five year period, subject to acceleration in the event of a change of control or upon a qualifying termination of service.

Also as previously described in the 2014 Proxy Statement, the Committee intends to engage independent consultants, including Pearl Meyer, to advise the Committee in connection with its review of compensation arrangements with the Company’s Chief Executive Officer, Steven Sugarman, including as to the amount and nature of incentive compensation awarded to Mr. Sugarman, and the goals and objectives for his future performance, to ensure that Mr. Sugarman’s compensation remains highly dependent on corporate performance and is substantially aligned with stockholders’ interests.  The Committee and Mr. Sugarman have engaged in preliminary discussions and intend to implement revisions to Mr. Sugarman’s compensation, which are expected to include applicable Company-wide metrics for incentive compensation, to reflect Mr. Sugarman’s evolved responsibilities now that he is no longer co-Chief Executive Officer of the Company, as well as to extinguish Mr. Sugarman’s stock appreciation rights and certain related elements of his compensation package in exchange for substitute arrangements having an equivalent fair market value, as determined by the Committee in consultation with one or more independent valuation firms.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Complaint filed by Banc of California, Inc. in the United States District Court for the Central District of California on June 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Banc of California, Inc.

       Date: June 13, 2014                                                                            By:  /s/  Ronald J. Nicolas, Jr.
 Name:   Ronald J. Nicolas, Jr.
 Title:  Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Complaint filed by Banc of California, Inc. in the United States District Court for the Central District of California on June 13, 2014